REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
ReceptoPharm, Inc.

We have audited the accompanying balance sheets of ReceptoPharm, Inc. (a Development Stage Company) as of December 31, 2006 and 2007, and the related consolidated statements of operations, stockholders’ (deficit)and cash flows for the years ended December 31, 2006 and 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits the financial statements referred to above present fairly, in all material respects, the financial position of ReceptoPharm, Inc. (a Development Stage Company) as of December 31, 2006 and 2007, and results of its operations and its cash flows for the years ended December 31, 2006 and 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred significant losses from operations and has a working capital deficit and no revenue generating operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stark Winter Schenkein & Co., LLP

/s/Stark Winter Schenkein & Co., LLP

Denver, Colorado
October 20, 2009

RECEPTOPHARM, INC.
(A Development Stage Company)
Balance Sheets
December 31, 2007 and 2006

	2006	2007

ASSETS
Current assets:
Cash	$1,754	$977
Prepaid expenses	9,380	5,304

Total current assets	11,134	6,281

Property and equipment, net	38,481	15,722

Other assets	8,133	8,133

TOTAL ASSETS	$57,748	$30,136

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities:
Accounts payable	$110,071	$78,660
Accrued expenses	99,782	204,608
Accrued expenses - affiliates	339,057	480,334
Loans from stockholders	92,000	395,000
Due to affiliated entity	825,000	975,000

Total current liabilities	1,465,910	2,133,602

Stockholders' (deficit):
Common stock, $0.001 par value, 75,000,000 shares authorized
11,639,444 and 11,754,444 shares issued and outstanding	11,638	11,754
Additional paid-in capital	3,191,547	3,243,183
(Deficit) accumulated during the development stage	(4,611,347)	(5,358,403)

Total stockholders' (deficit)	(1,408,162)	(2,103,466)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$57,748	$30,136

See the accompanying notes to the financial statements.

RECEPTOPHARM, INC.
(A Development Stage Company)
Statements of Operations

			For the
			Period From
			June 4, 2001
			(Inception)
			Through
			December 31,
	Years Ended December 31,		2007
	2006	2007	(Unaudited)

Revenue	$-	$-	$-

Costs and expenses:
General and administrative	703,039	564,638	2,802,893
Research and development	410,921	124,853	1,872,326
General and administrative - stock based compensation	11,250	41,750	661,775
Interest	5,594	15,815	21,409

Total costs and expenses	1,130,804	747,056	5,358,403

Net loss	$(1,130,804)	$(747,056)	$(5,358,403)

Per share information - basic and diluted:
Loss per common share	$(0.10)	$(0.06)

Weighted average common shares outstanding	11,599,809	11,657,430

See the accompanying notes to the financial statements.

RECEPTOPHARM, INC.
(A Development Stage Company)
Statements of Changes in Stockholders' Equity (Deficit)
Period From Inception (June 4, 2001) to December 31, 2007

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Par Value	Capital	Stage	Total

Common stock issued to founders for cash - $.015 per share	3,600,000	$3,600	$50,000	$-	$53,600
Common stock issued to founders for services - $.001 per share	1,275,000	1,275	-	-	1,275
Net loss	-	-	-	-	-

Balance - December 31, 2001	4,875,000	4,875	50,000	-	54,875

Proceeds from sale of common stock - $.25 per share	600,000	600	149,400	-	150,000
Net loss	-	-	-	(634,100)	(634,100)

Balance - December 31, 2002	5,475,000	5,475	199,400	(634,100)	(429,225)

Proceeds from the sale of common stock - $.25 per share	280,000	280	69,720	-	70,000
Net loss	-	-	-	(750,951)	(750,951)

Balance - December 31, 2003	5,755,000	5,755	269,120	(1,385,051)	(1,110,176)

Proceeds from sale of common stock - $.45 per share	2,817,778	2,817	1,265,183	-	1,268,000
Contribution to capital	-	-	280,310	-	280,310
Common stock issued for services at $.45 per share	25,000	25	11,225	-	11,250
Net loss	-	-	-	(492,915)	(492,915)

Balance - December 31, 2004	8,597,778	8,597	1,825,838	(1,877,966)	(43,531)

Proceeds from sale of common stock - $.45 per share	1,200,000	1,200	538,800	-	540,000
Common stock issued for services at $.45 per share	1,350,000	1,350	606,150	-	607,500
Net loss	-	-	-	(1,602,577)	(1,602,577)

Balance - December 31, 2005 (unaudited)	11,147,778	11,147	2,970,788	(3,480,543)	(498,608)

Proceeds from sale of common stock - $.45 per share	491,666	491	220,759	-	221,250
Net loss	-	-	-	(1,130,804)	(1,130,804)

Balance - December 31, 2006	11,639,444	11,638	3,191,547	(4,611,347)	(1,408,162)

Common stock issued for loan payment	100,000	100	44,900	-	45,000
Common stock issued for services	15,000	15	6,735	-	6,750
Net loss	-	-	-	(747,056)	(747,056)

Balance - December 31, 2007	11,754,444	$11,754	$3,243,183	$(5,358,403)	$(2,103,466)

See the accompanying notes to the financial statements.

RECEPTOPHARM, INC.
(A Development Stage Company)
Statements of Cash Flows

			For the
			Period From
			June 4, 2001
			(Inception)
			Years Ended
			Through
			December 31,
	Years Ended December 31,		2007
	2006	2007	(Unaudited)

Cash flows from operating activities:
Net loss	$(1,130,804)	$(747,056)	$(5,358,403)
Adjustments to reconcile net loss to net
cash used in operating activities:
Depreciation	22,648	22,759	92,915
Stock-based compensation	-	41,750	661,775
Non cash capital contribution	-	-	280,310
Changes in operating assets and liabilities:
Increase (decrease) in prepaid expenses	(7,379)	4,076	(5,304)
(Increase) in other assets	-	-	(8,133)
Increase (decrease) in accounts payable	63,577	(31,411)	78,660
Increase (decrease) in accrued expenses	64,776	246,105	694,944

Net cash (used in) operating activities	(987,182)	(463,777)	(3,563,236)

Cash flows from investing activities:
Acquisition of property and equipment	(9,889)	-	(108,637)

Net cash (used in) investing activities	(9,889)	-	(108,637)

Cash flows from financing activities:
Common stock issued for cash	151,250	-	2,302,850
Loans from affiliated entity	825,000	150,000	975,000
Loans from stockholders, net of repayments	(48,540)	313,000	395,000

Net cash provided by financing activities	927,710	463,000	3,672,850

Net increase (decrease) in cash	(69,361)	(777)	977
Cash - beginning of period	71,115	1,754	-

Cash - end of period	$1,754	$977	$977

Supplemental Cash Flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

Non-cash investing and financing activities:
Common stock issued for loan repayment	$-	$10,000	$10,000

See the accompanying notes to the financial statements.

ReceptoPharm, Inc.
(A Development Stage Company)
Notes to Consolidated Financial Statements
December 31, 2006 and 2007

1.   BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

ReceptoPharm, Inc. (the "Company") was incorporated in the State of Nevada on June 4, 2001 under the name of Receptogen, Inc. During February 2003, the Company changed its name to ReceptoPharm, Inc. The Company is a biopharmaceutical company organized to engaged in the research and development of proprietary therapeutic proteins for the treatment of several chronic viral, autoimmune and neuro-degenerative diseases.

Basis of Presentation

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced significant losses from operations aggregating $1,130,804 and $747,056 for the years ended December 31, 2006 and 2007, and has an accumulated deficit of $5,358,403 for the period from inception to December 31, 2007. In addition, the Company had working capital and stockholders’ deficits at December 31, 2007 of $2,127,321 and $2,103,466 respectively and has no significant revenue generating operations.

The Company's ability to continue as a going concern is contingent upon its ability to secure additional financing, increase ownership equity and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional investments. In addition, the Company is seeking to establish a revenue base.
Failure to secure such financing or to raise additional equity capital and to establish a revenue base may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Use of Estimates

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense. Actual results may differ from these estimates.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered. Provision for sales returns will be estimated based on the Company's historical return experience.  Revenue will be presented net of returns.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2007. The respective carrying value of certain on-balance-sheet financial instruments, approximate their fair values. These financial instruments include cash, accounts payable, accrued expenses, and amounts due to affiliates. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major improvements and additions are added to the property and equipment accounts while replacements, maintenance and repairs, which do not extend the life of the assets, are expensed.

Depreciation and amortization are computed by using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are summarized as follows:

Furniture and equipment	5 to 7 years
Automotive equipment	3 years
Leasehold improvements	3 years

Property and equipment consists of the following:

	2006	2007

Automotive equipment	$7,500	$7,500
Furniture and equipment	32,577	32,577
Leasehold improvements	68,560	68,560
	108,637	108,637
Less: accumulated depreciation	(70,156)	(92,915)
	$38,481	$15,722

Depreciation charged to operations aggregated $22,648 and $22,759 during 2006 and 2007 respectively.

Long Lived Assets

The carrying value of long-lived assets is reviewed on a regular basis for the existence of facts and circumstances that suggest impairment. Should there be an impairment, the Company measures the amount of the impairment based on the amount that the carrying value of the impaired asset exceeds the discounted cash flows expected to result from the use and eventual disposal of the from the impaired assets.

Research and Development

Research and development is charged to operations as incurred.

Income Taxes

The Company follows SFAS 109 "Accounting for Income Taxes" for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Loss per Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (SFAS) 128, "Earnings per Share." Basic earnings (loss) per share are calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti dilutive.

Stock-Based Compensation

The Company follows SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement were effective for the Company beginning January 1, 2006.

Recent Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which became effective for us on January 1, 2007. The Interpretation prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The adoption of FIN 48 did not have a material impact on our financial statements for the year ended December 31, 2007.

In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements". This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurement. The implementation of this guidance is not expected to have any impact on the Company's financial statements.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 106, and 132(R)" ("SFAS No. 158"). SFAS No. 158 requires companies to recognize a net liability or asset and an offsetting adjustment to accumulated other comprehensive income to report the funded status of defined benefit pension and other postretirement benefit plans. SFAS No. 158 requires prospective application, recognition and disclosure requirements effective for the Company's fiscal year ending December 31, 2007. Additionally, SFAS No. 158 requires companies to measure plan assets and obligations at their year-end balance sheet date. This requirement is effective for the Company's fiscal year ending December 31, 2009. The Company does not expect that this standard will have a material impact on its financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115 (“FAS 159”).  FAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of FAS 159 will become effective as of the beginning of our 2009 fiscal year. The adoption of these new Statements is not expected to have a material effect on the Company’s financial position, results of operations, or cash flows.

In December 2007, the FASB issued SFAS No. 141 (R) Business Combinations. SFAS 141R establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective as of the beginning of the Company’s fiscal year beginning after December 15, 2008. Management believes the adoption of this pronouncement will not have a material impact on the Company's consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160 Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective as of the beginning of the Company’s fiscal year beginning after December 15, 2008. Management believes the adoption of this pronouncement will not have a material impact on the Company's consolidated financial statements.

2.   DUE TO AFFILIATES

At December 31, 2006 and 2007, the Company owed in the aggregate $92,000 and $395,000 to affiliates in connection with demand loans. These demand loans are unsecured and bear interest at a rate of 5.0%. Interest added to these loans during 2006 and 2007 was $5,594 and $15,815. During 2007 these officers advanced an aggregate of $313,000 and $10,000 was repaid with common stock (see Note 3) and in 2006 the Company repaid a total of $48,540 of these loans.

In addition, at December 31, 2006 and 2007, the Company owed an aggregate of $339,057 and $480,334 in accrued salaries and interest to affiliates.

At December 31, 2007, the Company was indebted to an affiliate in the amount $975,000 of which $825,000 was advanced in 2006 and $150,000 was advanced in 2007. This affiliate had advanced an additional $2,000,000 which was used for the purchase of approximately 38% of the Company’s outstanding common shares (see Note 6).

3.   STOCKHOLDERS' DEFICIT

During the year ended December 31, 2006, the Company issued 491,666 shares of common stock for cash aggregating $221,250 of which $70,000 had been paid to the Company in 2005.

During the year ended December 31, 2007, the Company issued 15,000 shares of its common stock to a consultant for services rendered. The shares were valued at their fair market value of $0.45 per share and the Company recorded a charge to operations of $6,750. In addition, the Company issued 100,000 shares of common stock in repayment of a loan in the amount of $10,000. The shares were valued at their fair market value of $0.45 per share and the Company recorded a charge to operations of $35,000 related to the difference between the fair value of the shares issued and the amount of the loan repaid.

4.   INCOME TAXES

The Company accounts for income taxes under SFAS 109, which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes for the years ended December 31, 2007 and 2006. The sources and tax effects of the differences are as follows:

Income tax provision at the federal statutory rate	34%
Effect of operating losses	(34)%
0%

As of December 31, 2007, the Company has a net operating loss carry forward of approximately $4,700,000. This loss will be available to offset future taxable income. If not used, this carry forward will expire through 2027. The deferred tax asset of approximately $1,600,000 relating to the operating loss carry forward has been fully reserved at December 31, 2007. The increase in the valuation allowance related to the deferred tax asset was approximately $200,000 during 2007. The principal difference between the accumulated deficit for income tax purposes and for financial reporting purposes results from Stock based compensation of approximately $700,000.

The utilization of the operating loss carry forward may be limited due to the change in control discussed below.

5. CONTINGENCIES AND COMMITMENTS

The Company leases its facilities pursuant to an operating lease expiring in May 2010. Rent expense was $60,000 for each of the years ended December 31, 2006 and 2007.

Minimum future lease payments are as follows:
2008 - $72,000, 2009 - $72,000, 2010 - $30,000

Litigation

Patricia Meding, et. al. v. ReceptoPharm, Inc. f/k/a Receptogen, Inc.

On August 18, 2006, ReceptoPharm, prior to becoming our wholly owned subsidiary as of April 2008, was named as a defendant in Patricia Meding, et. al. v. ReceptoPharm, Inc. f/k/a Receptogen, Inc., Index No.: 18247/06 (New York Supreme Court, Queens County). The original proceeding, which was filed via a motion for summary judgment in lieu of a complaint, claimed that ReceptoPharm owed the Plaintiffs, including Patricia Meding, a former ReceptoPharm officer and director and several corporations that she claims to own, the sum of $118,928 plus interest and counsel fees on a series of promissory notes that allegedly were executed in 2001 and 2002. On August 23, 2007, the New York Supreme Court, Queens County issued a decision denying Plaintiff's motion for summary judgment in lieu of a complaint, concluding that there were issues of fact concerning the enforceability of the promissory notes, which precluded summary judgment.

On May 23, 2008, the Plaintiffs filed an amended complaint in which they reasserted their original claims and asserted new claims. The Plaintiffs' amended complaint seeks damages of no less than $768,506, and alleges that, in or about June 2004, ReceptoPharm breached its fiduciary duty to the Plaintiffs as ReceptoPharm shareholders by wrongfully canceling certain of their purported ReceptoPharm share certificates. ReceptoPharm filed an answer denying the material allegations of the amended complaint and asserted a series of counterclaims against the Plaintiffs alleging claims for declaratory judgment, fraud, breach of fiduciary duty, conversion and unjust enrichment from the promissory notes. On June 23, 2009, ReceptoPharm submitted a motion to dismiss Plaintiffs' new claim for breach of fiduciary duty, contending that Plaintiffs had failed to state a cause of action either for breach of fiduciary duty or for breach of contract.

On July 22, 2009, during the pendency of ReceptoPharm's motion to dismiss, Plaintiffs moved to further amend their amended complaint, seeking leave to assert claims for breach of contract related to an additional 1,214,800 shares of ReceptoPharm stock.  Plaintiffs' proposed new claim contends that ReceptoPharm prevented Plaintiffs from exercising their dissenting shareholders' rights regarding the 1,214,800 shares. ReceptoPharm opposed Plaintiffs' motion for leave to further amend their amended complaint on multiple independent grounds. By decision and order dated August 12, 2009, the New York Supreme Court, Queens County, denied ReceptoPharm's June 23, 2009 motion to dismiss. The Court determined that even though Plaintiffs had not stated a claim for breach of contract or breach of fiduciary duty, they had stated an equitable claim for "wrongful cancellation of stock certificates". On September 22, 2009, ReceptoPharm simultaneously moved to renew and reargue the Queens County Supreme Court's denial of its motion to dismiss, and filed a notice of appeal regarding that denial, contending that the Court either misapprehended or overlooked certain factual and legal issues in arriving at its decision. In separate October 13, 2009 decisions, the Queens County Supreme Court denied Plaintiffs' motion to further amend their amended complaint to assert claims regarding the additional 1,214,800 shares of ReceptoPharm stock, and granted ReceptoPharm's motion to renew and reargue the Court’s decision on its motion to dismiss. However, the Court’s denial of Plaintiffs' motion to further amend was without prejudice to renewal and Plaintiffs may once again move to amend their amended complaint, provided they adhere to certain technical prerequisites. Furthermore, while the Court granted ReceptoPharm's motion to renew and reargue the motion to dismiss, it then once again denied the motion to dismiss upon renewal and reargument. Accordingly, ReceptoPharm filed a notice of appeal with respect to the Court's decision on renewal and reargument, and will move to consolidate the renewal/reargument appeal with the pending appeal of the underlying decision on the motion to dismiss. Discovery in this matter has commenced, but the parties have only exchanged initial documents and no depositions have yet taken place. We intend to vigorously contest this matter.

6. SUBSEQUENT EVENTS

Through April 10, 2008, the Company received additional advances aggregating $300,000   from an affiliate, Nutra Pharma Corp.

On April 10, 2008, Nutra Pharma Corp. completed an acquisition of the Company pursuant to which it acquired the remaining sixty-two percent (62%) of the Company’s issued and outstanding common shares in exchange for 30,000,000 shares of the its common stock. In addition, the $975,000 advance discussed above was contributed to the capital of the Company.

NUTRA PHARMA CORP.
(A Development Stage Company)
Unaudited Pro Forma Consolidated Balance Sheet
December 31, 2007

	RecptoPharm, Inc.	Nutra Pharma Corp.		Adjustments	Pro Forma

ASSETS
Current assets:
Cash	$977	$122,810			$123,787
Other current assets	5,304	11,425			16,729

Total current assets	6,281	134,235			140,516

Property and equipment, net	15,722	-			15,722

Other assets	8,133	9,950			18,083
Goodwill	-	-	e	2,328,466	2,328,466

TOTAL ASSETS	$30,136	$144,185			$2,502,787

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current liabilities:
Accounts payable	$78,660	$22,496			$101,156
Accrued expenses	204,608	30,000			234,608
Accrued expenses - affiliates	480,334	-			480,334
Loans from stockholders	395,000	1,944,414			2,339,414
Due to affiliated entity	975,000	-	d	(975,000)	-
Other loans	-	100,000			100,000

Total current liabilities	2,133,602	2,096,910			3,255,512

Stockholders' (deficit):
Common stock, $0.001 par value, 2,000,000,000 shares
authorized; 111,895,682 shares issued and outstanding	11,754	81,896	a	18,246	111,896
Additional paid-in capital	3,243,183	18,074,473	a	(18,246)	19,244,473
			c	(5,358,403)
			d	975,000
			e	2,328,466
(Deficit) accumulated during the development stage	(5,358,403)	(20,109,094)	c	5,358,403	(20,109,094)

Total stockholders' (deficit)	(2,103,466)	(1,952,725)			(752,725)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$30,136	$144,185			$2,502,787

See the accompanying notes to the financial statements.

NUTRA PHARMA CORP.
(A Development Stage Company)
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2007

	ReceptoPharm	Nutra Pharma Corp.		Adjustments	Pro Forma

Revenue	$-	$-		$-	$-

Costs and expenses:
General and administrative	564,638	566,921		-	1,131,559
Research and development	124,853	-		-	124,853
General and administrative - stock based compensation	41,750	603,050		-	644,800
Interest	15,815	76,075		-	91,890
Gain from the deconsolidation of ReceptoPharm	-	(1,081,095)	b	1,081,095	-

Total costs and expenses	747,056	164,951		1,081,095	1,993,102

Net loss	$(747,056)	$(164,951)		$(1,081,095)	$(1,993,102)

Per share information - basic and diluted:
Loss per common share					$(0.02)

Weighted average common shares outstanding					107,138,846

See the accompanying notes to the financial statements.

NUTRA PHARMA CORP.
(A Development Stage Company)
Unaudited Consolidated Pro Forma Financial Information

Unaudited Consolidated Pro Forma Balance Sheet as of December 31, 2007
Unaudited Consolidated Pro Forma Statement of Operations for the Year Ended December 31, 2007
Notes to Unaudited Consolidated Pro Forma Financial Statements

On April 10, Nutra Pharma Corp. (“Nutra Pharma” or “the Registrant”) acquired the remaining 62% of the issued and outstanding common shares of ReceptoPharm, Inc. which increased its ownership of ReceptoPharm, Inc. (“ReceptoPharm”) to 100% for 30,000,000 shares of its common stock. The common shares had a fair value of $1,200,000. The pro forma transaction was recorded as follows:

Assets acquired	$30,136
Goodwill	2,328,466
Liabilities assumed	(1,158,602)
Common shares issued	$(1,200,000)

The unaudited condensed combined pro forma balance sheet and statements of operations are presented combining Nutra Pharma’s  balance sheet at December 31, 2007, with ReceptoPharm’s balance sheet at December 31, 2007, and Nutra Pharma’s statement of operations for the year ended December 31, 2007, with the ReceptoPharm’s statement of operations for the year ended December 31, 2007, assuming the transaction occurred on January 1, 2007. The outstanding shares and weighted average shares include the issuance of the 30,000,000 common shares issued in conjunction with the transaction.

The unaudited condensed combined pro forma financial data and the notes thereto should be read in conjunction with the Registrant’s historical financial statements. The unaudited condensed combined pro forma financial data is based upon certain assumptions and estimates of management that are subject to change. The unaudited condensed combined pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the exchange transaction had actually occurred on the indicated date.

The pro forma information is based on historical financial statements giving effect to the transaction as a purchase and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited condensed combined pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future.

Background

On December 12, 2003, the Company entered into an acquisition agreement (the “Agreement”), whereby it agreed to acquire up to a 49.5% interest in ReceptoPharm, Inc. (“ReceptoPharm”), a privately held biopharmaceutical company. ReceptoPharm is a development stage company engaged in the research and development of proprietary therapeutic proteins for the treatment of several chronic viral, autoimmune and neuro-degenerative diseases.

Pursuant to the Agreement, the Company acquired its interest in ReceptoPharm’s common equity for $2,000,000 in cash, which equates to a purchase price of $.45 per share.

At December 31, 2007, the Company had acquired a 38% interest in ReceptoPharm and had advanced an additional $975,000 for working capital purposes.

For accounting purposes, the Company through March 31, 2007, had been treating its capital investment in ReceptoPharm as a vehicle for research and development. Because the Company is solely providing financial support to further the research and development of ReceptoPharm, such amounts are being charged to expense as incurred by ReceptoPharm. ReceptoPharm presently has no ability to fund these activities and is dependent on the Company to fund its operations. In these circumstances, ReceptoPharm is considered a variable interest entity and has been consolidated. The creditors of ReceptoPharm do not have recourse to the general credit of the Company. Effective in April 2007 the Company ceased advancing funds to ReceptoPharm and had no further commitment to fund them. As such, the Company deconsolidated ReceptoPharm from its financial statements at June 30, 2007. This deconsolidation resulted in a gain of $1,081,095. This gain resulted from the Company reversing the net losses of ReceptoPharm included in its consolidated financial statements and including the net losses as if the equity method had been applied. In addition, the Company wrote off the balance of its investment in ($2,000,000) and advances to ($975,000) ReceptoPharm as discussed above as they were deemed to be impaired at June 30, 2007.

The Gain was computed as follows:

Net losses included in the consolidated financial statements	$4,056,095
Investment advances and equity method losses	(2,975,000)
Gain on deconsolidation	$1,081,095

NUTRA PHARMA CORP.
NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

Basis of Presentation.

The unaudited condensed combined pro forma balance sheet and statements of operations are presented combining Nutra Pharma’s  balance sheet at December 31, 2007, with ReceptoPharm’s balance sheet at December 31, 2007, and Nutra Pharma’s statement of operations for the year ended December 31, 2007,  with the ReceptoPharm’s statemens of operations for the year ended December 31, 2007, assuming the transaction occurred on January 1, 2007.

The outstanding common shares and proforma net loss per share is computed using the weighted average number of shares outstanding of the Registrant for the period presented, plus the estimated shares to be issued pursuant to the acquisition of ReceptoPharm.

a.  To adjust common stock to par value

b.  To eliminate the gain on the deconsolidation of ReceptoPharm

c.  To eliminate the accumulated deficit of ReceptoPharm

d.  To capitalize the advances from the Company to ReceptoPharm

e.  To record the goodwill related to the acquisition of ReceptoPharm